UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

SKY PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Congress Avenue, Suite 1540

Austin, Texas 78701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 687-3427

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02   Termination of a Material Definitive Agreement

On May 18, 2005, the Registrant announced that its wholly-owned subsidiary, Sastaro Limited (which we refer to as “Sastaro”), entered into a Participation Agreement, dated May 19, 2005, with Buttes Gas and Oil Co. International Inc. (which we refer to as “Buttes”), a wholly owned subsidiary of Crescent Petroleum Company International Limited (which we refer to as “Crescent”). Under the terms of the Participation Agreement, Sastaro has the right to participate in a share of the future production revenue in a project located in the Ilam/Mishrif reservoir of the Mubarek Field area near Abu Musa Island in the Arabian Gulf.

On December 31, 2009, Sastaro received written notice from Buttes that Buttes had unilaterally and solely determined that the Mubarek Field had reached the end of its economic life. Buttes also notified Sastaro that the Concession Agreement, dated December 29, 1969, between the His Highness Sheikh Sultan bin Mohamed Al-Qassimi III, The Ruler of Sharjah, UAE and Buttes with respect to the Mubarek Field was terminated. Buttes states that it has handed over the Mubarek Field operations and facilities to representatives of His Highness Sheikh Sultan bin Mohamed Al-Qassimi III on December 28, 2009.

As a result of these events, Buttes has notified Sastaro that the Participation Agreement between Sastaro and Buttes is terminated. Under the terms of the Participation Agreement, the Registrant, through Sastaro, contributed $25 million in drilling and completion costs related to two in-fill wells, H2 and K2-ST4, for the right for the Registrant to participate in a share of their future production revenue.

The Mubarek Field wells H2 and K2-ST4 continue to produce commercial amounts of oil, and the Registrant believes that there is significant residual value in H2 and K2-ST4. Consequently, the Registrant considers the Participation Agreement valid and in good standing.

Management is evaluating its rights under the Participation Agreement and will take any and all actions required to protect the interests of the Registrant, its shareholders and its investment in the Mubarek Field.

Finally, the Registrant has been assured by Crescent that its share of the production revenue from the December 2009 lift will be paid promptly upon receipt of the respective sale proceeds.

Item 7.01.   Regulation FD Disclosure.

On January 7, 2010, the Registrant issued a press release announcing events related to the Mubarek Field. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.   Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1	Press Release dated January 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Date: January 7, 2010	By:	/s/ Michael Noonan
Michael Noonan
VP Corporate